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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-74737, 333-31124, 333-38374 and 333-38370) and Forms S-8 (Registration Nos. 33-78114, 33-78134,
333-03489, 333-03493, 333-03495, 333-38372, 333-01997, 333-22909, 333-42333,
333-58727, 333-40648 and 333-38376) of our report dated April 23, 1999 on our audit of the financial statements of Guaranty Bank & Trust Company for the year ended December 31, 1998, which report is included as an exhibit in F.N.B. Corporation's Annual Report on Form 10-K.



BOBBITT, PITTENGER & COMPANY, P.A.
Sarasota, Florida
March 14, 2001